Exhibit 10.3

SECOND AMENDMENT TO THE AMENDED AND RESTATED
OPERATING AGREEMENT OF
MANNING & NAPIER CAPITAL COMPANY, L.L.C.
(A New York Limited Liability Company)

This Second Amendment (this "Amendment") to the Amended and Restated Operating Agreement of Manning & Napier Capital Company, L.L.C., is entered into as of March 3, 2020 (the "Effective Date"), by an among the undersigned Members of the Company.

RECITALS

WHEREAS, the Members entered into the Amended and Restated Operating Agreement of Manning & Napier Capital Company, L.L.C. effective November 23, 2011, and the First Amendment to Amended and Restated Operating Agreement of Manning & Napier Capital Company, L.L.C. effective December 1, 2013 (together, the "MNCC Operating Agreement");

WHEREAS, the Amended and Restated Limited Liability Company Agreement of Manning & Napier Group, LLC shall be amended on even date herewith;

WHEREAS, the Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC shall be amended on even date herewith;

WHEREAS, in conjunction with the amendments to the Amended and Restated Limited Liability Company Agreement of Manning & Napier Group, LLC, and the Amended and Restated Limited Liability Company Agreement of M&N Group Holdings, LLC, the Members desire to amend the MNCC Operating Agreement as provided herein;

WHEREAS, pursuant to Section 23.8 of the MNCC Operating Agreement, the MNCC Operating Agreement may be amended by a written consent signed by Manning and Members owning more than 50% of the outstanding LLC Interests (excluding the LLC Interests owned by Manning); and

NOW, THEREFORE, for good and valuable consideration and intending to be legally bound hereby, the undersigned Members agree as follows:

1.    Definitions.    Any capitalized term used, but not defined, in this Amendment shall have its respective meaning as set forth in the MNCC Operating Agreement.

2.    Amendments.    From and after the Effective Date:

(a)    Section 6.6(a) is amended and rested in its entirety to read as follows:

"(a) (i)    The highest ranking employee of the LLC's accounting department will be the Partnership Representative of the LLC."

(ii)    The Partnership Representative is authorized and required to represent the LLC (at the LLC's expense) in connection with all examinations of the LLC's affairs by taxing authorities, including resulting administrative and judicial proceedings, and to expend LLC funds for professional services and costs associated therewith. Each Member will not independently act with respect to tax audits or tax litigation of the LLC, unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative in its sole and absolute discretion. The Partnership Representative shall have sole discretion to determine whether the LLC (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assess or proposed to be assessed by any taxing authority. The LLC and its Members shall be bound by the actions taken by the Partnership Representative.

(iii)    In the event of an audit of the LLC that is subject to the partnership audit procedures enacted under Section 1101 of the Bipartisan Budget Act ("BBA") (the "BBA Procedures"), the Partnership Representative, in his or her sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative or the LLC under the BBA Procedures (including any election under Section 6226 of the Code as amended by the BBA). If an election under Section 6226(a) of the Code (as amended by the BBA) is made, the LLC shall furnish to each Member for the year under audit a statement of the Member's share of any adjustment set forth in the notice of final partnership adjustment, and each Member shall take such adjustment into account as required under Section 6226(b) of the Code (as amended by the BBA).

(iv)    Each Member shall not treat any LLC item inconsistently on such Member's federal, state, foreign or other income tax return with the treatment of the item on the LLC's return. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and any tax deficiency imposed pursuant to Section 6226 of the Code as amended by the BBA) will be paid by such Member and if required to be paid (and actually paid) by the LLC, will be recoverable from such Member. To the extent that the Partnership Representative does not make an election under Section 6221(b) of the Code or Section 6226 of the Code (each as amended by the BBA), the LLC shall use commercially reasonable efforts to (i) make any modifications available under Sections 6225(c)(3), (4), and (5) of the Code, as amended by the BBA, and (ii) if requested by a Member, provide if requested by a Member, provide to such Member information allowing such member to file an amended federal income tax return, as described in Section 6225(c)(2) of the Code as amended by the BBA, to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by the LLC."

3.    Miscellaneous Provisions

(a)    This Amendment shall constitute and evidence the consent of the Members owning more than 50% of the outstanding LLC Interests and Manning within the meaning of Section 23.8 of the MNCC Operating Agreement.

(b)    Except as expressly amended hereby, the terms and conditions of this MNCC Operating Agreement are hereby ratified and confirmed, and shall continue in full force and effect. In the event of any conflict or inconsistency between the terms set forth herein and the terms of the MNCC Operating Agreement, the terms contained in this Amendment shall control.

(c)    This Amendment shall be governed by, and construed in accordance with, the laws and decisions of the State of New York, without regard to conflict of law rules applied in such State.

(d)    This Amendment constitutes the entire understanding among the parties hereto. No waiver or modification of the provisions of this Amendment shall be valid unless it is in writing and executed pursuant to Section 23.8 of the MNCC Operating Agreement and then, only to the extent therein set forth.

(e)    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement binding on the Members and the Board. For purposes of this Amendment, any signature hereto transmitted by facsimile or e-mail (in PDF format) shall be considered to have the same legal and binding effect as any original signature hereto.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

MANAGING MEMBER:

By: /s/ William Manning_________
Name: William Manning
Title: Managing Member

MEMBERS:

By: /s/ Timothy Willis____________
Name: Timothy Willis
Title: Member

By: /s/ Beth Gallusha____________
Name: Beth Galusha
Title: Member

By: /s/ Katheryn Mauer___________
Name: Kathryn Maurer
Title: Member

By: /s/ Otto Odendahl____________
Name: Otto Odendahl
Title: Member